UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On May 29, 2014, at the 2014 Annual Meeting of Stockholders, GulfSlope Energy, Inc. (the “Company”) made a PowerPoint presentation, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.   A copy of the presentation may also be accessed at the Company’s website at www.gulfslope.com, although we reserve the right to discontinue that availability at any time.

In addition, the Company intends to disclose at meetings with institutional investors or analysts that on May 30, 2014, the Company was notified by the BOEM that it was awarded leases on the blocks set forth below.

Awarded Blocks	Outstanding Bid Amount and 1ST year Lease Payment
Vermilion, South Addition Block 393	$ 159,409
Garden Banks Block 173	$ 710,406
South Marsh Island, South Addition Block 183	$ 119,619
Eugene Island, South Addition Block 378	$ 358,530
Eugene Island, South Addition Block 390	$ 358,523
Eugene Island, South Addition Block 395	$ 159,416
Eugene Island, South Addition Block 397	$ 358,523
Green Canyon Block 4	$ 45,070
Green Canyon Block 5	$ 548,480

         These leases comprise approximately 40,731 acres in the Central Gulf of Mexico in water depths of less than 1000 feet.  Although the Company has not yet completed the requirements to obtain leases on these blocks, the Company intends to complete these requirements on or before June 13, 2014, which includes executing lease agreements for each block and wiring to the BOEM the outstanding bid amount and the first year lease payment for each block.  With the award of leases on these blocks, the Company has now been awarded 19 of the 22 blocks it was the high bidder on at the March 2014 Central Gulf of Mexico Lease Sale 231.

        The information set forth in this Current Report on Form 8-K and the Annual Meeting presentation attached to this Current Report as Exhibit 99.1 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.  This Item 7.01 on Form 8-K and the Annual Meeting presentation attached to this Current Report will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

 Use of Non-GAAP Financial Measures; Forward-looking statements

This Current Report on Form 8-K and the Annual Meeting presentation described above may contain forward‐looking statements about the business, financial condition and prospects of the Company. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “goal,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements relate to anticipated or expected events, activities, trends or results including BOEM lease awards based on apparent high bids. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in the Annual Meeting presentation include, without limitation, the Company’s expectations of oil and oil equivalents, barrels of oil and gas resources in an underexplored region, prospects leased, profitable prospects, dollar amounts of value creation, cost estimates, discounted present value calculations,  undiscovered resources, drilling success rates, resource information, superior economics, consistent value growth and other performance results. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves, i.e. Items 1201 through 1208 of Regulations S-K (“SEC Oil and Gas Industry Disclosures”).  The estimates of recoverable resources used in the Annual Meeting presentation do not comply with the SEC Oil and Gas Industry Disclosures, nor should it be assumed that any recoverable resources will be classified as proved, probable or possible reserves consistent with the SEC Oil and Gas Industry Disclosures.  Recoverable resources estimates are undiscovered, highly speculative resources estimated where geological and geophysical data suggest the potential for discovery of petroleum but where the level of proof is insufficient for a classification as reserves or contingent resources.  In addition, recoverable resources have a great amount of uncertainty as to their existence, and economic and legal feasibility.   Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in the Annual Meeting presentation speak only as of the date of the Annual Meeting presentation, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in the Annual Meeting presentation. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan. U.S. Investors are urged to consider closely the disclosures in our Forms 10-K, 10-Q, 8-K and other filings with the SEC, which can be electronically accessed from our website or the SEC's website at http://www.sec.gov/.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit Number	Description
99.1	Annual Meeting Presentation

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 2, 2014

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer